Exhibit (h)(7)(viii)

FORM OF CONSENT IN RESPECT OF CREDIT AGREEMENT

This CONSENT IN RESPECT OF CREDIT AGREEMENT (this “Consent”) is dated as of             ,              by and among the entities listed on the signature pages hereof (collectively, the “Entities”), the lending institutions party to the Credit Agreement referred to below (the “Banks”), State Street Bank and Trust Company, as operations agent (the “Operations Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below, and State Street Bank and Trust Company, as administrative agent (the “Administrative Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below. Certain of the Entities are entering into this Amendment on behalf of certain of their Series (as defined in the Credit Agreement referred to below).

Reference is made to that certain Amended and Restated Credit Agreement dated as of October 19, 2006 (as amended, modified, supplemented and in effect from time to time, the “Credit Agreement”) by and among the Entities, the Banks, the Operations Agent and the Administrative Agent. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

WITNESSETH:

WHEREAS, Bank of America, N.A., the indirect parent company of Columbia Management Advisors, LLC (“CMA”), the Investment Advisor to each Series, has entered into an agreement to sell the long-term asset management business of Columbia Management Group, LLC to Ameriprise Financial, Inc., the parent company of Columbia Management Investment Advisers, LLC (formerly known as RiverSource Investments, LLC) (“RiverSource”) (such transaction being hereinafter referred to as the “Ameriprise Transaction”);

WHEREAS, immediately following the closing of such sale (the “Closing”), RiverSource will act, and CMA will cease to act, as Investment Advisor to each Series and each existing investment advisory agreement will be replaced with an investment advisory agreement between Riversource and each Entity on behalf of its respective Series (the “Replacement Advisory Agreement”);

WHEREAS, pursuant to Section 6.01(j) of the Credit Agreement, an Event of Default will occur under the Credit Agreement on the Closing if, without the prior written consent of the Required Banks, (i) any investment advisory agreement or management agreement (other than such an agreement with a subadviser to such Borrower (as described under Section 2(a)(20)(B) of the Investment Company Act)) which is in effect on the Effective Date (or, with respect to each Additional Series which becomes a Series under the Credit Agreement, on the date such Additional Series becomes a Series thereunder) for such Borrower shall terminate without having been replaced by a reasonably comparable agreement (such event being hereinafter referred to as the “Advisory Agreement Change”), or (ii) CMA shall cease to be the investment adviser to such Borrower or there shall be an “assignment” (as defined in the Investment Company Act and the rules and regulations promulgated hereunder, including, without limitation Rule 2a-6) by CMA of any investment advisory agreement or management agreement for such Borrower which is in effect on the Effective Date (or, with respect to each Additional Series which becomes a Series under the Credit Agreement, on the date such Additional Series becomes a Series thereunder) (such event being hereinafter referred to as the “IA Change”); and

WHEREAS, the Entities have requested that the Required Banks consent to the Advisory Agreement Change and the IA Change being contemplated as a result of the Ameriprise Transaction, and the Required Banks are willing to so consent on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Limited Consent Subject to the terms and conditions set forth herein, the Required Banks hereby consent to (i) the existing investment advisory agreement for each Series being replaced on the Closing with an investment advisory agreement by and between each Entity on behalf of its respective Series and RiverSource; and (ii) RiverSource replacing CMA as the Investment Advisor for each Series on the Closing on the following terms and conditions:

(a) Each Entity on behalf of its respective Series shall have entered into, effective immediately upon the consummation of the Ameriprise Transaction, a new investment advisory agreement with RiverSource (each, a “New Advisory Agreement”) in the form previously provided to the Operations Agent by such Entity;

(b) Each Entity shall provide to the Operations Agent a detailed summary of any changes in the new investment advisory agreement being entered into on the Closing;

(c) No Default or Event of Default has occurred and is continuing under the Credit Agreement or will occur as a result of the consummation of the Ameriprise Transaction (assuming this Consent has been fully executed and delivered);

(d) The Entities and the Series are in compliance with all the terms and conditions of the Credit Agreement and the other Loan Documents; and

(e) receipt by the Operations Agent of a fully executed counterpart of this Consent, duly executed by each Entity, the Banks, the Operations Agent and the Administrative Agent not later than the Closing.

In addition, each Entity and Series hereby agrees that from and after the consummation of the Ameriprise Transaction, it shall be an Event of Default with respect to such Series under the Credit Agreement if any New Advisory Agreement shall terminate and not be replaced with an investment advisory agreement which is reasonably comparable to such New Advisory Agreement, or RiverSource shall cease to be the Investment Advisor for such Series.

Except as explicitly set forth in this Section 1, nothing in this Consent is intended to affect the continuing obligations of the Entities to comply with, or the continuing rights of the Operations Agent, the Administrative Agent or the Banks with respect to, any provision of the Credit Agreement or any other Loan Document. Except as expressly set forth in this Section 1, nothing in this Consent shall be construed as a consent or waiver by the Administrative Agent, the Operations Agent or any Bank of any covenant or provision of the Credit Agreement or any other Loan Document, and the failure of the Administrative Agent, the Operations Agent or the Banks at any time or times hereafter to require strict performance by the Entities of any provision thereof shall not waive, affect or diminish any rights of the Administrative Agent, the Operations Agent or the Banks to thereafter demand strict compliance therewith. Nothing set forth in this Consent shall constitute a course of dealing among the parties, and neither the Administrative Agent, the Operations Agent nor the Banks shall have any obligation to further waive, amend or modify any terms or provisions of the Credit Agreement or any of the other Loan Documents.

SECTION 2. Amendment to Credit Agreement The Administrative Agent, the Operations Agent, the Banks and each Entity on behalf of its respective Series each hereby agree that from and after the date hereof Columbia Funds Institutional Trust shall cease to be a party to the Credit Agreement and the other Loan Documents.

SECTION 3. Effectiveness This Consent shall become effective as of the Closing when and if Administrative Agent shall have received counterparts of this Consent that, when taken together, bear the signatures of each Entity, the Operations Agent, the Administrative Agent and the Required Banks. However, this Consent shall be of no force or effect in the event the Closing does not take place.

SECTION 4. Effect of Consent From and after the effectiveness of this consent, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement after giving effect to the consents contemplated hereby. Except as expressly set forth herein, this Consent shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Operations Agent, the Administrative Agent or any of the Banks under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Consent shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5. Governing Law This Consent shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

SECTION 6. Counterparts This Consent may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 7. Headings Section headings are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Consent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the Closing date.

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC
COLUMBIA FUNDS SERIES TRUST
COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS SERIES TRUST II (formerly, Banc of America Funds Trust)
COLUMBIA FUNDS VARIABLE INSURANCE TRUST
COLUMBIA FUNDS VARIABLE INSURANCE TRUST I on behalf of each of their respective Series listed on Schedule 1 attached hereto

By:
Name:
Title:

COLUMBIA FUNDS INSTITUTIONAL TRUST

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, individually, as Operations Agent and as Administrative Agent

By:
Name:
Title:

SIGNATURE PAGE TO CONSENT

Schedule 1

ENTITY	SERIES
1. Columbia Funds Variable Insurance Trust Address: [—] Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•   Columbia Asset Allocation Fund, Variable Series: 12/31

•   Columbia Federal Securities Fund, Variable Series: 12/31

•   Columbia International Fund, Variable Series: 12/31

•   Columbia Large Cap Growth Fund. Variable Series: 12/31

•   Columbia Large Cap Value Fund. Variable Series: 12/31

•   Columbia Mid Cap Value Fund, Variable Series: 12/31

•   Columbia Money Market Fund, Variable Series: 12/31

•   Columbia Select Large Cap Growth Fund, Variable Series: 12/31

•   Columbia Small Cap Value Fund, Variable Series: 12/31

•   Columbia Small Company Growth Fund, Variable Series 12/31

•   Columbia Strategic Income Fund, Variable Series: 12/31

•   Columbia S&P 500 Index Fund, Variable Series: 12/31

•   Columbia Value and Restructuring Fund, Variable Series: 12/31

2. Columbia Funds Series Trust 1 Address: [—] Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•   CMG Ultra Short Term Bond Fund: 7/31

•   Columbia Asset Allocation Fund: 9/30

•   Columbia Balanced Fund: 8/31

•   Columbia California Tax-Exempt Fund: 10/31

•   Columbia Contrarian Core Fund: 9/30

•   Columbia Connecticut Intermediate Municipal Bond Fund: 10/31

•   Columbia Connecticut Tax-Exempt Fund: 10/31

•   Columbia Conservative High Yield Fund: 8/31

•   Columbia Core Bond Fund: 4/30

•   Columbia Disciplined Value Fund: 9/30

•   Columbia Dividend Income Fund: 9/30

•   Columbia Federal Securities Fund: 8/31

•   Columbia Greater China Fund: 8/31

•   Columbia High Yield Municipal Fund: 6/30

•   Columbia High Yield Opportunity Fund: 5/31

•   Columbia Income Fund: 3/31

•   Columbia Intermediate Bond Fund: 3/31

•   Columbia Intermediate Municipal Bond Fund: 10/31

•   Columbia International Bond Fund: 5/31

•   Columbia International Stock Fund: 8/31

•   Columbia Large Cap Growth Fund: 9/30

•   Columbia Liberty Fund: 9/30

•   Columbia Massachusetts Intermediate Municipal Bond Fund: 10/31

•   Columbia Massachusetts Tax-Exempt Fund: 10/31

•   Columbia Mid Cap Growth Fund: 8/31

•   Columbia New Jersey Intermediate Municipal Bond Fund: 10/31

•   Columbia New York Intermediate Municipal Bond Fund: 10/31

•   Columbia New York Tax-Exempt Fund: 10/31

•   Columbia Oregon Intermediate Municipal Bond Fund: 8/31

•   Columbia Real Estate Equity Fund: 8/31

•   Columbia Rhode Island Intermediate Municipal Bond Fund: 10/31

•   Columbia Small Cap Core Fund: 9/30

•   Columbia Small Cap Growth Fund I: 8/31

•   Columbia Small Cap Value Fund I: 6/30

•   Columbia Strategic Income Fund: 5/31

•   Columbia Strategic Investor Fund: 8/31

•   Columbia Tax-Exempt Fund: 11/30

•   Columbia Technology Fund: 8/31

•   Columbia U.S. Treasury Index Fund: 3/31

•   Columbia World Equity Fund: 3/31

•   Columbia Blended Equity Fund: 3/31

•   Columbia Bond Fund: 3/31

•   Columbia Emerging Markets Fund: 3/31

•   Columbia Energy and Natural Resources Fund: 3/31

•   Columbia Short-Intermediate Bond Fund: 3/31

•   Columbia Select Large Cap Growth Fund: 3/31

•   Columbia Pacific/Asia Fund: 3/31

•   Columbia Select Small Cap Fund: 3/31

•   Columbia Value and Restructuring Fund: 3/31

•   Columbia Select Opportunities Fund: 3/31

•   Columbia International Growth Fund: 3/31

•   Columbia Mid Cap Core Fund: 3/31

3. Columbia Funds Series Trust Address: [—] Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•   Columbia Asset Allocation Fund II 3/31

•   Columbia California Intermediate Municipal Bond Fund: 3/31

•   Columbia Convertible Securities Fund: 2/28

•   Columbia Georgia Intermediate Municipal Bond Fund: 3/31

•   Columbia Global Value Fund: 2/28

•   Columbia Large Cap Enhanced Core Fund: 2/28

•   Columbia Large Cap Index Fund: 2/28

•   Columbia Large Cap Value Fund: 2/28

•   Columbia LifeGoal Balanced Growth Portfolio: 3/31

•   Columbia LifeGoal Growth Portfolio: 3/31

•   Columbia LifeGoal Income Portfolio: 3/31

•   Columbia LifeGoal Income & Growth Portfolio: 3/31

•   Columbia Marsico Growth Fund: 2/28

•   Columbia Marsico International Opportunities Fund: 2/28

•   Columbia Marsico 21st Century Fund: 2/28

•   Columbia Maryland Intermediate Municipal Bond Fund: 3/31

•   Columbia Masters International Equity Portfolio: 3/31

•   Columbia Mid Cap Index Fund: 2/28

•   Columbia Mid Cap Value Fund: 2/28

•   Columbia Multi-Advisor International Equity Fund: 2/28

•   Columbia North Carolina Intermediate Municipal Bond Fund: 3/31

•   Columbia Short Term Bond Fund: 3/31

•   Columbia Short Term Municipal Bond Fund: 3/31

•   Columbia Small Cap Index Fund: 2/28

•   Columbia Small Cap Value Fund II: 2/28

•   Columbia South Carolina Intermediate Municipal Bond Fund: 3/31

•   Columbia Total Return Bond Fund: 3/31

•   Columbia Virginia Intermediate Municipal Bond Fund: 3/31

•   Corporate Bond Portfolio: 3/31

•   Mortgage and Asset-Backed Portfolio: 3/31

•   Columbia Large Cap Core Fund: 2/28

•   Columbia Marsico Focused Equities Fund: 2/28

•   Columbia Small Cap Growth Fund II: 2/28

•   Columbia High Income Fund: 3/31

•   Columbia Overseas Value Fund: 2/28

•   Columbia Marsico Global Fund: 2/28

4. Columbia Funds Master Investment Trust, LLC Address: [—] Nature and Jurisdiction of Incorporation or Organization: Delaware Limited Liability Company	• Columbia International Value Master Portfolio: 2/28

5. Columbia Funds Variable Insurance Trust I Address: [—] Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•   Columbia High Yield Fund, Variable Series: 12/31

•   Columbia Marsico 21st Century Fund, Variable Series: 12/31

•   Columbia Marsico Focused Equities Fund, Variable Series: 12/31

•   Columbia Marsico Growth Fund, Variable Series: 12/31

•   Columbia Marsico International Opportunities Fund, Variable Series: 12/31

•   Columbia Mid Cap Growth Fund, Variable Series: 12/31

6. Columbia Funds Series Trust II Address: [—] Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•   Columbia Retirement 2005 Portfolio: 10/31

•   Columbia Retirement 2010 Portfolio: 10/31

•   Columbia Retirement 2015 Portfolio: 10/31

•   Columbia Retirement 2020 Portfolio: 10/31

•   Columbia Retirement 2025 Portfolio: 10/31

•   Columbia Retirement 2030 Portfolio: 10/31

•   Columbia Retirement 2035 Portfolio: 10/31

•   Columbia Retirement 2040 Portfolio: 10/31